UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 7, 2023

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2023, Tellurian Inc. (“Tellurian” or the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting (as described in Item 5.07 below), the stockholders approved and adopted an amended and restated certificate of incorporation of Tellurian to increase the number of authorized shares of Tellurian common stock from 800 million to 1.6 billion and make certain immaterial revisions (the “A&R Certificate of Incorporation”). Following the Annual Meeting, on June 7, 2023, the A&R Certificate of Incorporation was filed with the Delaware Secretary of State and became effective.

The foregoing description of the A&R Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the A&R Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted in Item 5.03 above, the Annual Meeting was held on June 7, 2023. Holders of 562,808,897 shares of Tellurian common stock and 6,123,782 shares of Tellurian preferred stock issued and outstanding at the close of business on the record date of April 24, 2023 were entitled to vote at the Annual Meeting, of which 389,213,647 shares of Tellurian common stock or preferred stock, or approximately 68.41% of those entitled to vote, were represented in person or by proxy at the Annual Meeting. No management presentation was made at the Annual Meeting.

The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Company’s proxy statement for the Annual Meeting, are as follows:

Proposal 1 – Election of Directors

Each of Jean P. Abiteboul, Diana Derycz-Kessler, and Dillon J. Ferguson was elected to the board of directors of Tellurian to hold office until the 2026 annual meeting of stockholders and his or her successor is duly elected and qualified.

Jean P. Abiteboul

For	Against	Abstain	Broker Non-Votes
235,334,561	15,460,170	20,680,348	117,738,568

Diana Derycz-Kessler

For	Against	Abstain	Broker Non-Votes
236,075,889	15,299,555	20,099,635	117,738,568

Dillon J. Ferguson

For	Against	Abstain	Broker Non-Votes
219,537,624	32,339,453	19,598,002	117,738,568

Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified.

For	Against	Abstain
377,450,255	5,716,017	6,047,375

Proposal 3 – Approval and Adoption of Amended and Restated Certificate of Incorporation

An amended and restated certificate of incorporation of the Company to increase the number of authorized shares of Tellurian common stock and to make certain immaterial revisions was approved and adopted.

For	Against	Abstain
333,035,478	49,493,537	6,684,632

Proposal 4 – Approval, on a Non-Binding Advisory Basis, of the Compensation of Tellurian’s Named Executive Officers

The compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
162,372,990	81,161,446	27,940,643	117,738,568

Proposal 5 – Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Advisory Votes on Executive Compensation

The frequency of future advisory votes on compensation of the Company’s named executive officers approved, on a non-binding advisory basis, was “1 Year”.

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
33,876,195	8,565,513	218,326,698	10,706,673	117,738,568

With respect to Proposal 5, the Company’s board of directors, after considering the advisory vote of the stockholders, has determined to provide for an advisory stockholder vote on the compensation of the Company’s named executive officers on an annual basis.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Tellurian Inc.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: June 7, 2023	By:	/s/ Daniel A. Belhumeur
	Name: Title:	Daniel A. Belhumeur Executive Vice President and General Counsel